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                                                                    EXHIBIT 99.4

                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

                          Pursuant to 18 U.S.C. [ ]1350

     Solely for the purposes of complying with 18 U.S.C. [ ]1350, I, the undersigned Vice President, Chief Financial Officer and Secretary of REGAL-BELOIT CORPORATION (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Kenneth F. Kaplan
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Kenneth F. Kaplan
March 10, 2003